UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________

FORM 8-K
_______________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2011

Katy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05558	75-1277589
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Rock Industrial Park Drive
Bridgeton, Missouri  63044
 (Address of principal executive offices) (Zip Code)

(314) 656-4321
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On February 14, 2011, Continental Commercial Products, LLC (“CCP”) and Glit/Gemtex, Ltd. (collectively with CCP, the “Borrowers”), wholly owned subsidiaries of Katy Industries, Inc. (the “Company”) and the Company, as guarantor, entered into a Third Amendment (“the Third Amendment”) to the Revolving Credit, Term Loan and Security Agreement (the “Credit Agreement”) between the Borrowers, the Company and PNC Bank, National Association (“PNC”).  The Third Amendment reduced the minimum level of required availability dollar for dollar by the aggregate amount of cash infusions into the Company (and further distributed to the Borrowers), on the date when made.  The minimum level of availability will remain at the reduced amount through and including May 1, 2011, and will be reinstated to $1.5 million on May 2, 2011.  As a result of cash contributions of $0.2 million made on February 12, 2011, the minimum level of required availability was reduced from $1.5 million to $1.3 million on February 12, 2011.  An additional contribution of $0.8 million was made on February 15, 2011, further reducing the minimum level of required availability to $0.5 million on February 15, 2011.  Additionally, the Third Amendment will provide the Borrowers with additional flexibility under the financial covenants regarding minimum earnings before interest, taxes, depreciation and amortization (“EBITDA,” as defined in the Credit Agreement) and fixed charge coverage ratio.

In addition, on February 14, 2011, CCP and the Company entered into a First Amendment to the Export-Import Revolving Credit and Security Agreement (“Ex-Im First Amendment”) between CCP, the Company and PNC dated as of May 26, 2010, which revises certain covenants therein in a manner consistent with the covenant amendments to the Credit Agreement effected by the Third Amendment.

This summary of the Third Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all the terms of the Third Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Of the $1.0 million in cash contributions described above, $0.1 million each was received from two directors of the Company, and $50,000 was received from the Company’s Chief Executive Officer.  In connection with these contributions, the Company entered into subordinated notes with these individuals.  These notes mature on November 26, 2013 and accrue interest at a rate of 15% per year, to be paid in quarterly installments.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 10.1
Third Amendment to the Revolving Credit, Term Loan and Security Agreement dated May 26, 2010, among Continental Commercial Products, LLC, Glit/Gemtex, Ltd., Katy Industries, Inc. and PNC Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.
(Registrant)

By: /s/ James W. Shaffer
James W. Shaffer
Vice President, Treasurer and Chief Financial Officer

Date:  March 4, 2011

Index of Exhibits

Exhibit No.     Description

10.1
 Third Amendment to the Revolving Credit, Term Loan and Security Agreement dated May 26, 2010, among Continental Commercial Products, LLC, Glit/Gemtex, Ltd., Katy Industries, Inc. and PNC Bank, National Association.